UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2019

StoneMor Partners L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, PA		19053
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Units	STON	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2019, the Compensation and Nominating and Governance Committee (“Committee”) of the Board of Directors of StoneMor GP LLC (“StoneMor GP”), the general partner of StoneMor Partners L.P. (the “Partnership”), approved the withholding of an aggregate of 376,351 common units otherwise issuable in connection with the accelerated vesting of certain phantom and restricted unit awards previously granted to certain employees of StoneMor GP pursuant to the Partnership’s Amended and Restated 2019 Long-Term Incentive Plan (the “LTIP”) in satisfaction of such employees’ tax withholding obligations arising from such accelerated vesting in the aggregate amount of $677,431.80. The number of units withheld was based on the fair market value of the units on the date of the Committee’s action as defined in the LTIP, and included the withholding of the number of units set forth opposite the names of the officers listed below in satisfaction of the tax withholding obligation set forth:

Name	Title	Units Withheld	Tax Obligation
Joseph M Redling	President and Chief Executive Officer	132,669	$238,804.20

Garry P. Herdler	Senior Vice President and Chief Financial Officer	69,979	$125,962.20

Austin K. So	General Counsel, Chief Legal Officer and Secretary	39,292	$70,725.60

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2019	STONEMOR PARTNERS L.P.

	By:	StoneMor GP LLC its general partner

	By:	/s/ Garry P. Herdler
Garry P. Herdler
Senior Vice President and Chief Financial Officer